UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Chemed Center, 255 East 5th Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 762-6900

Item 8.01. OTHER EVENTS.

On January 19, 2005, Chemed Corporation (“Chemed”) issued a notice of redemption, subject to the satisfaction or waiver of the condition referred to below, to redeem on February 18, 2005, the entire $110 million aggregate principal amount of its Floating Rate Senior Secured Notes due 2010 (the "Notes") pursuant to the terms set forth in its indenture dated February 24, 2004.

Chemed's obligation to redeem any of the Notes is conditioned on Chemed's amending and restating its existing bank credit facility, on or prior to February 18, 2005, to provide for (i) an increase in the aggregate amount of term loans from $35 million to $85 million and (ii) an increase of its revolving credit facility from $100 million to at least $140 million. Accordingly, redemption will not occur, and none of the Notes will be deemed due and payable, on February 18, 2005, unless this condition is satisfied or waived by Chemed.

      (c) Exhibits:
Exhibit No.	Description
99.1	Press release issued by Chemed Corporation on January 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEMED CORPORATION

Date:	January 19, 2005	By:
Arthur V. Tucker, Jr. Vice President and Controller